Exhibit 3.1

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ENVISION HEALTHCARE CORPORATION

FIRST. Name. The name of the corporation is Envision Healthcare Corporation (the “Corporation”).

SECOND. Registered Office. The address of the Corporation’s registered office in the State of Delaware 160 Greentree Drive, Suite 101, City of Dover, County of Kent, Delaware 19904. The name of its registered agent at such address is National Registered Agents, Inc.

THIRD. Purpose. The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 1,100,000,000, consisting of: (x) 1,000,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and (y) 100,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of which 1,725,000 shares are designated as 5.250% Mandatory Convertible Preferred Stock, Series A-1 (the “Series A-1 Preferred Stock”), and the remainder of which are issuable in one or more series as hereinafter provided. The number of authorized shares of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted.

1. Provisions Relating to the Common Stock.

(a) Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation or by the DGCL, each holder of shares of Common Stock shall be entitled, with respect to each share of Common Stock held by such holder, to one vote in person or by proxy on all matters submitted to a vote of the holders of Common Stock, whether voting separately as a class or otherwise.

(b) Subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, stock or otherwise as may be declared thereon by the Board of Directors at any time and from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

2. Provisions Relating to the Preferred Stock.

(a) The terms of the Series A-1 Preferred Stock shall be set forth on Exhibit A to this Second Amended and Restated Certificate of Incorporation.

(b) One or more additional series of Preferred Stock may be issued at any time and from time to time. The Board of Directors is hereby authorized to provide for the issuance of shares out of unissued shares of Preferred Stock that have not been designated as a series in one or more additional series and, by resolution and by filing a certificate of designation pursuant to the applicable provisions of the DGCL (hereinafter referred to as a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and the relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of shares of each such series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock and the qualifications, limitations and restrictions thereof, if any, may be different from those of any and all other series at any time outstanding.

(c) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

(d) Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation including any Preferred Stock Certificate of Designation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation including any Preferred Stock Certificate of Designation or pursuant to the DGCL as currently in effect or as the same may hereafter be amended.

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3. Voting in Election of Directors. Except as may be required by the DGCL or as provided in this Second Amended and Restated Certificate of Incorporation including any Preferred Stock Certificate of Designation, holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders.

FIFTH. Management of Corporation. The following provisions are inserted for the management of the business, for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

1. Except as may otherwise be provided by law, this Second Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws of the Corporation, as amended from time to time (the “By-laws”), the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2. Except as otherwise provided in and subject to Article XI of the By-laws, and subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding, the number of directors of the Corporation shall be fixed, and may be altered from time to time, exclusively by resolution of the Board of Directors, but in no event may the number of directors of the Corporation be less than one.

3. The directors of the Corporation (other than those directors, if any, elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of this Second Amended and Restated Certificate of Incorporation) shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate of Incorporation (the “Effective Date”), Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the Effective Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the Effective Date. Directors of each class shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office. Commencing with the first annual meeting of stockholders following the Effective Date and at each succeeding annual meeting, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders, subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding to elect directors. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors

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in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. The Board of Directors is authorized to assign members of the Board of Directors already in office to their respective class.

4. Subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding, a director may be removed from office only for cause and only upon the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock then entitled to vote in an election of directors.

5. Except as otherwise provided by law or as otherwise provided in or subject to Article XI of the By-laws, and subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding, any vacancy in the Board of Directors that results from an increase in the number of directors, from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

6. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except that such directors may be liable (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

7. To the fullest extent permitted by the DGCL, the Corporation shall indemnify and advance expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred, to each person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director of the Corporation, provided that, except as otherwise provided in the By-laws, the Corporation shall not be obligated to indemnify or advance expenses to a director of the Corporation in respect of an action, suit or proceeding (or part thereof) instituted by such director, unless such action, suit or proceeding (or part thereof) has been authorized by the Board of Directors. The rights provided by this Section 7 of Article FIFTH shall not limit or exclude any rights, indemnities or limitations of liability to which any director of the Corporation may be entitled, whether as a matter of law, under the By-laws, by agreement, vote of the stockholders, approval of the directors of the Corporation or otherwise.

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8. Unless and except to the extent the By-laws shall so require, the election of directors of the Corporation need not be by written ballot.

SIXTH. Stockholder Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

SEVENTH. Special Meetings. Except as otherwise required by law and subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only pursuant to a resolution of the Board of Directors adopted by at least a majority of the directors then in office. The stockholders of the Corporation shall not have the power to call a special meeting of the stockholders of the Corporation or to request the Secretary of the Corporation to call a special meeting of the stockholders.

EIGHTH. Amendment of the Certificate of Incorporation. The Corporation reserves the right to amend, alter or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the DGCL, and all rights herein conferred upon stockholders or directors are granted subject to this reservation, provided, however, that any amendment, alteration or repeal of Sections 6 or 7 of Article FIFTH shall not adversely affect any right or protection existing under this Second Amended and Restated Certificate of Incorporation immediately prior to such amendment, alteration or repeal, including any right or protection of a director thereunder in respect of any act or omission occurring prior to the time of such amendment, alteration or repeal.

NINTH. Amendment of the By-laws. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to amend, alter or repeal the By-laws, without the assent or vote of stockholders of the Corporation. Any amendment, alteration or repeal of the By-laws by the Board of Directors shall require the affirmative vote of at least a majority of the directors then in office; provided that, during the period beginning at the Merger 2 Effective Time (as defined in the Agreement and Plan of Merger, dated as of June 15, 2016, by and among Envision Healthcare Holdings, Inc., AmSurg Corp. and New Amethyst Corp., as amended from time to time) and ending on the third (3rd) anniversary of the Merger 2 Effective Time, the provisions of Article XI of the By-laws may be amended, altered or repealed by the Board of Directors, and any By-law provision or other resolution inconsistent with Article XI of the By-laws may be adopted by the Board of Directors, only by the affirmative vote of three-fourths of the Board of Directors. In addition to any other vote otherwise required by law, the stockholders of the Corporation may amend, alter or repeal the By-laws only by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote at any annual or special meeting of

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stockholders. Notwithstanding anything to the contrary in this Article NINTH, on the third (3rd) anniversary of the Merger 2 Effective Time, Article XI of the By-laws shall, automatically and without any action on the part of the Board of Directors or the stockholders of the Corporation, become void and be of no further force or effect.

TENTH. Exclusive Jurisdiction for Certain Actions. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising out of or pursuant to any provision of the DGCL, or as to which the DGCL confers jurisdiction on the Court of Chancery (including, without limitation, any action asserting a claim arising out of or pursuant to this Second Amended and Restated Certificate of Incorporation or the By-laws), or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TENTH.

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Exhibit A

Section 1. Purpose. This Exhibit A sets forth the terms and conditions of the Corporation’s Series A-1 Preferred Stock.

Section 2. Definitions. The following terms, where used in this Exhibit A, have the following meanings:

“Accumulated Dividend Amount” shall have the meaning set forth in Section 7(d).

“Additional Conversion Amount” shall have the meaning set forth in Section 5(c).

“ADRs” shall have the meaning set forth in Section 11(e).

“Agent Members” shall have the meaning set forth in Section 21(a).

“Applicable Market Value” (i) of the Common Stock means, the Average VWAP per share of Common Stock for the 20 consecutive Trading Day period commencing on and including the 22nd Scheduled Trading Day prior to the Mandatory Conversion Date (subject to postponement as described in Section 5(a)) and (ii) with respect to any common stock or ADRs included in the Exchange Property that are traded on a U.S. national securities exchange as described in Section 11(e) shall be determined as provided in the preceding clause (i) as though a share of such common stock or a single ADR were a share of Common Stock.

“Average Price” shall have the meaning set forth in Section 4(c).

“Average VWAP” means, for any period, the average of the VWAP on each Trading Day in such period.

“Board of Directors” means the board of directors of the Corporation or, with respect to any action to be taken by such board, any committee of such board duly authorized to take such action.

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close.

“By-laws” means the Amended and Restated By-laws of the Corporation, as amended from time to time.

“Certificate of Incorporation” means the Corporation’s Second Amended and Restated Certificate of Incorporation, as amended from time to time.

“Clause A Distribution” shall have the meaning set forth in Section 11(a)(iii).

“Clause B Distribution” shall have the meaning set forth in Section 11(a)(iii).

“Clause C Distribution” shall have the meaning set forth in Section 11(a)(iii).

“Common Equity” of any corporation means the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such corporation.

“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

“Conversion and Dividend Disbursing Agent” shall initially mean Computershare Trust Company N.A., the Corporation’s duly appointed conversion and dividend disbursing agent for the Series A-1 Preferred Stock, and any successor appointed under Section 20.

“Conversion Date” shall have the meaning set forth in Section 8(a).

“Conversion Rate” shall be, per share of Series A-1 Preferred Stock (excluding shares of Common Stock, if any, issued in respect of accrued and unpaid dividends pursuant to Section 4(b)), as follows, subject to adjustment pursuant to Section 11:

(i) if the Applicable Market Value of the Common Stock is equal to or greater than $55.13 (the “Threshold Appreciation Price”), then the Conversion Rate shall be 1.8141 shares of Common Stock per share of Series A-1 Preferred Stock (the “Minimum Conversion Rate”);

(ii) if the Applicable Market Value of the Common Stock is less than the Threshold Appreciation Price but greater than $45.00 (the “Initial Price”), then the Conversion Rate shall be $100 divided by the Applicable Market Value of the Common Stock; or

(iii) if the Applicable Market Value of the Common Stock is less than or equal to the Initial Price, then the Conversion Rate shall be 2.2222 shares of Common Stock per share of Series A-1 Preferred Stock (the “Maximum Conversion Rate”).

“Corporate Trust Office” means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.

“Corporation” means Envision Healthcare Corporation.

“Depositary” shall have the meaning set forth in Section 21(a).

“Dividend Payment Date” means January 1, April 1, July 1 and October 1 of each year, commencing on, and including, the first such date on or following the Closing Date and ending on, and including, the Mandatory Conversion Date.

“Dividend Period” means the period commencing on, and including, a Dividend Payment Date (or if no Dividend Payment Date has occurred, commencing on, and including, the Issue Date), and ending on, and including, the day immediately preceding the next succeeding Dividend Payment Date.

“DTC” means The Depository Trust Company.

“Effective Date” means, with respect to a Fundamental Change, the date upon which such Fundamental Change becomes effective.

“Event of Non-payment” shall have the meaning set forth in Section 15(b).

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question from the Corporation or, if applicable, from the seller of such Common Stock (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Property” shall have the meaning set forth in Section 11(e).

“Expiration Date” shall have the meaning set forth in Section 11(a)(v).

“Expiration Time” shall have the meaning set forth in Section 11(a)(v).

“Five-Day Average VWAP” (i) with respect to the Common Stock shall mean the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the applicable Effective Date and (ii) with respect to any common stock or ADRs included in the Exchange Property that are traded on a U.S. national securities exchange as described in Section 11(e) shall be determined as provided in the preceding clause (i) as though a share of such common stock or a single ADR were a share of Common Stock, subject to Section 11(c)(i).

“Fixed Conversion Rates” means, collectively, the Maximum Conversion Rate and the Minimum Conversion Rate.

“Floor Price” shall have the meaning set forth in Section 4(d).

“Fundamental Change” shall be deemed to have occurred if any of the following occurs:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Corporation, any of the Corporation’s Subsidiaries or any of the Corporation’s or the Corporation’s Subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Stock representing more than 50% of the voting power of the Common Equity or the Corporation otherwise becomes aware of such ownership;

(ii) the consummation of (a) any recapitalization, reclassification or change of the Common Stock (other than a change only in par value, from par value to no par value or from no par value to par value, or changes resulting from a subdivision or combination of Common Stock) as a result of which the Common Stock would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets; (b) any share exchange, consolidation or merger of the Corporation pursuant to which the Common Stock will be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets; or (c) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries taken as a whole, to any Person other than one of the Corporation’s wholly-owned Subsidiaries; or

(iii) stockholders approve any plan or proposal for the liquidation or dissolution of the Corporation;

(iv) the Common Stock (or other Exchange Property) ceases to be listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (ii) above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the Corporation’s common stockholders (excluding cash payments for fractional shares or pursuant to dissenters’ rights) in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors), or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions the Series A-1 Preferred Stock becomes convertible into such consideration, excluding cash payments for fractional shares.

For the purposes of this definition of “Fundamental Change,” any transaction or event that constitutes a Fundamental Change under both clause (i) and clause (ii) above will be deemed to constitute a Fundamental Change solely under clause (ii) of this definition of “Fundamental Change.”

“Fundamental Change Conversion” shall have the meaning set forth in Section 7(a).

“Fundamental Change Conversion Date” shall have the meaning set forth in Section 8(c).

“Fundamental Change Conversion Period” shall have the meaning set forth in Section 7(a).

“Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, a number of shares of Common Stock (or, if applicable, Units of Exchange Property) determined using the table below based on the applicable Effective Date and Stock Price paid (or deemed paid) per share of Common Stock in such Fundamental Change, as set forth in the following table:

Stock Price
Effective Date	$10.00	$20.00	$30.00	$40.00	$45.00	$48.00	$52.00	$55.13	$60.00	$70.00	$80.00	$90.00	$100.00	$150.00	$200.00
July 2, 2014	2.2286	2.1851	2.0702	1.9474	1.9006	1.8783	1.8547	1.8406	1.8248	1.8091	1.8051	1.8058	1.8077	1.8134	1.8143
July 1, 2015	2.2257	2.2102	2.1273	1.9962	1.9378	1.9087	1.8774	1.8585	1.8375	1.8166	1.8111	1.8108	1.8118	1.8141	1.8142
July 1, 2016	2.2233	2.2219	2.1916	2.0726	1.9958	1.9535	1.9061	1.8775	1.8468	1.8200	1.8144	1.8138	1.8140	1.8141	1.8141
July 1, 2017	2.2222	2.2222	2.2222	2.2222	2.2222	2.0833	1.9231	1.8141	1.8141	1.8141	1.8141	1.8141	1.8141	1.8141	1.8141

The exact Stock Price and Effective Date may not be set forth in the table, in which case:

(i) if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Date dates in the table, the Fundamental Change Conversion Rate shall be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Stock Price amounts and the two Effective Date dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $200.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to the immediately succeeding paragraph), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate, subject to adjustment pursuant to Section 11; and

(iii) if the Stock Price is less than $10.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to the immediately succeeding paragraph) (the “Minimum Stock Price”), then the Fundamental Change Conversion Rate shall be determined (a) as if the Stock Price equaled the Minimum Stock Price and (b) if the Effective Date is between two Effective Date dates on the table, using straight-line interpolation, as described herein.

The Stock Prices set forth in the first row of the table (i.e., the column headers) shall be adjusted as of any date on which the Fixed Conversion Rates are adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. Each of the Fundamental Change Conversion Rates in the table shall be subject to adjustment in the same manner as each Fixed Conversion Rate pursuant to Section 11.

“Fundamental Change Dividend Make-whole Amount” shall have the meaning set forth in Section 7(d).

“Global Preferred Share” shall have the meaning set forth in Section 21(a).

“Global Shares Legend” shall have the meaning set forth in Section 21(a).

“Holder” means the Person in whose name shares of the Series A-1 Preferred Stock are registered.

“Initial Liquidation Preference” means $100 per share of Series A-1 Preferred Stock.

“Initial Price” shall have the meaning set forth in the definition of Conversion Rate.

“Issue Date” shall mean the Closing Date (as defined in the Merger Agreement), which is the original issue date of the Series A-1 Preferred Stock.

“Junior Stock” means the Common Stock and each other class of capital stock or series of Preferred Stock of the Corporation established after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Series A-1 Preferred Stock as to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation.

“Liquidation Preference” has the meaning set forth in Section 12(a).

“Mandatory Conversion” means a conversion pursuant to Section 5.

“Mandatory Conversion Date” means July 1, 2017.

“Market Disruption Event” means any of the following events:

(i) any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during any period or periods aggregating one half-hour or longer and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to the Common Stock (or any other security into which the Series A-1 Preferred Stock becomes convertible in connection with any Reorganization Event) or in futures or option contracts relating to the Common Stock (or such other security) on the relevant exchange or quotation system;

(ii) any event (other than a failure to open or a closure as described in clause (iii) of this definition of Market Disruption Event) that disrupts or impairs the ability of market participants during any period or periods aggregating one half-hour or longer in general to effect transactions in, or obtain market values for, the Common Stock (or any other security into which the Series A-1 Preferred Stock becomes convertible in connection with any Reorganization Event) on the relevant exchange or quotation system or futures or options contracts relating to the Common Stock (or such other security) on any relevant exchange or quotation system; or

(iii) the failure to open of one of the exchanges or quotation systems on which futures or options contracts relating to the Common Stock (or any other security into which the Series A-1 Preferred Stock becomes convertible in connection with any Reorganization Event) are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after-hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

For purposes of clauses (i) and (ii) of this definition of “Market Disruption Event,” the relevant exchange or quotation system will be the New York Stock Exchange; provided that if the Common Stock (or any other security into which the Series A-1 Preferred Stock becomes convertible in connection with any Reorganization Event) is not listed on the New York Stock Exchange, the relevant exchange or quotation system will be the principal national securities exchange on which the Common Stock (or such other security) is listed for trading.

“Maximum Conversion Rate” shall have the meaning set forth in the definition of Conversion Rate.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of June 15, 2016, by and among Envision Healthcare Holdings, Inc., AmSurg Corp. and New Amethyst Corp., as amended from time to time.

“Minimum Conversion Rate” shall have the meaning set forth in the definition of Conversion Rate.

“Minimum Stock Price” shall have the meaning set forth in the definition of Fundamental Change Conversion Rate.

“Non-U.S. Holder” means a Holder that is not treated as a United States person for U.S. federal income tax purposes as defined under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time.

“Officer” means the Chief Executive Officer and President, the Executive Chairman, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.

“Officers’ Certificate” means a certificate of the Corporation that is signed on behalf of the Corporation by two authorized Officers, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Corporation.

“Optional Conversion” shall have the meaning set forth in Section 6(a).

“Optional Conversion Additional Conversion Amount” shall have the meaning set forth in Section 6(b). “Optional Conversion Average Price” shall have the meaning set forth in Section 6(b).

“Optional Conversion Date” shall have the meaning set forth in Section 8(c).

“Parity Stock” means any class of capital stock or series of Preferred Stock of the Corporation established after the Issue Date, the terms of which expressly provide that such class or series will rank equally with the Series A-1 Preferred Stock as to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation, in each case without regard to whether dividends accrue cumulatively or non-cumulatively.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Preferred Director” or “Preferred Directors” shall have the meaning set forth in Section 15(b).

“Preferred Stock” means any and all series of preferred stock of the Corporation, including, without limitation, the Series A-1 Preferred Stock.

“Purchased Shares” shall have the meaning set forth in Section 11(a)(v).

“Record Date” means, for purposes of a Fixed Conversion Rate adjustment pursuant to Section 11, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property.

“Record Holders” means, as to any day, the Holders of record of the Series A-1 Preferred Stock as they appear on the stock register of the Corporation at 5:00 p.m., New York City time, on such day.

“Registrar” means the Transfer Agent.

“Regular Record Date” means with respect to payment of dividends on the Series A-1 Preferred Stock, the record date fixed by the Board of Directors that is not more than 60 days nor less than 10 days prior to such Dividend Payment Date, but only to the extent a dividend has been declared to be payable on such Dividend Payment Date. The Regular Record Date shall apply regardless of whether such date is a Business Day.

“Reorganization Event” shall have the meaning set forth in Section 11(e).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day, except that if the Common Stock is not listed on a national securities exchange, “Scheduled Trading Day” means a Business Day.

“Senior Stock” shall have the meaning set forth in Section 15(c)(i).

“Series A-1 Preferred Stock” means the Corporation’s 5.250% Mandatory Convertible Preferred Stock, Series A-1.

“Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and directors and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

“Shelf Registration Statement” shall mean a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of or resales of shares of Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion.

“Spin-Off’ shall have the meaning set forth in Section 11(a)(iii).

“Stock Price” means:

(i) in the case of a Fundamental Change described in clause (ii) of the definition of Fundamental Change in which the holders of Common Stock receive only cash in the Fundamental Change, the cash amount paid per share of Common Stock; and

(ii) in the case of any other Fundamental Change, the Five-Day Average VWAP.

“Subsidiary” means, with respect to the Corporation or any other Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Threshold Appreciation Price” shall have the meaning set forth in the definition of Conversion Rate.

“Trading Day” means any day on which:

(i) there is no Market Disruption Event; and

(ii) the New York Stock Exchange is open for trading, or, if the Common Stock (or any other security into which the Series A-1 Preferred Stock becomes convertible in connection with any Reorganization Event) is not listed on the New York Stock Exchange, any day on which the principal national securities exchange on which the Common Stock (or such other security) is listed is open for trading, or, if the Common Stock (or such other security) is not listed on a national securities exchange, any Business Day.

A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m., New York City time, or the then standard closing time for regular trading on the relevant exchange or trading system.

“Transfer Agent” means, initially, Computershare Trust Company N.A. until a successor transfer agent is appointed pursuant to Section 20 and, thereafter, means such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

“Trigger Event” shall have the meaning set forth in Section 11(a)(iii).

“Unit of Exchange Property” shall have the meaning set forth in Section 11(e)

“VWAP” means:

(i) per share of Common Stock, on any Trading Day, the price per share of Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page EVHC <Equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for such purpose; and

(ii) per share of capital stock (other than the Common Stock) or per ADR, in each case traded on a U.S. national securities exchange, on any Trading Day, the price per share of such capital stock or per ADR as displayed under the heading “Bloomberg VWAP” on the relevant Bloomberg page (or any successor service) in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such Trading Day; or if such price is not available, the market value per share of such capital stock or per ADR on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for such purpose.

Section 3. Dividends.

(a) Subject to the rights of Holders of any class of capital stock ranking senior to the Series A-1 Preferred Stock with respect to dividends, Holders shall be entitled to receive, when, as and if declared by the Board of Directors and to the extent lawful, cumulative dividends at a rate per year of 5.250% of the Initial Liquidation Preference (equivalent to $5.25 per year per share of Series A-1 Preferred Stock), payable in cash, by delivery of shares of Common Stock or by delivery of any combination of cash and shares of Common Stock, as determined by the Corporation in its sole discretion (subject to the limitations described in Section 4). Declared dividends on the Series A-1 Preferred Stock shall be payable quarterly on each Dividend Payment Date at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not declared or in any Dividend Period or Dividend Periods, as the case may be, there have been funds or shares of Common Stock legally available for the payment of such dividends. Dividends will be payable on a Dividend Payment Date to Holders that are Record Holders on the Regular Record Date immediately preceding such Dividend Payment Date, but only to the extent a dividend has been declared to be payable on such Dividend Payment Date, except that dividends payable on the Mandatory Conversion Date will be payable to the Holders presenting the Series A-1 Preferred Stock for conversion. If any Dividend Payment Date is not a Business Day, the dividend payable on such date shall be paid on the next Business Day without any adjustment, interest or other penalty in respect of such delay. Dividends payable on shares of Series A-1 Preferred Stock for each full Dividend Period shall be computed by dividing the annual dividend rate by four. Dividends payable on shares of Series A-1 Preferred Stock for any period other than a full Dividend Period shall be based on the number of days elapsed during such Dividend Period and computed on the basis of a 360-day year consisting of twelve 30-day months. Accumulated dividends on shares of Series A-1 Preferred Stock shall not bear interest if they are paid subsequent to the applicable Dividend Payment Date.

(b) No dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series A-1 Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods shall have been declared and paid, or declared and a sufficient sum has been set apart for the payment of such dividends, upon all outstanding shares of Series A-1 Preferred Stock. No dividend shall be paid unless and until the Board of Directors declares a dividend payable with respect to the Series A-1 Preferred Stock.

(c) Holders shall not be entitled to any dividends on the Series A-1 Preferred Stock, whether payable in cash, shares of Common Stock or any combination thereof, in excess of full cumulative dividends.

(d)

(i) So long as any share of Series A-1 Preferred Stock remains outstanding:

(A) no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock, except dividends payable solely in shares of Common Stock;

(B) no dividend or distribution shall be declared or paid on Parity Stock, except as set forth in this Section 3(d); and

(C) no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries,

unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period, on all outstanding shares of Series A-1 Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the Holders on the applicable Regular Record Date).

(ii) The limitations set forth in Section 3(d)(i) shall not apply to:

(A) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases of shares of Common Stock in lieu of tax withholding and purchases of shares of Common Stock to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan); provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount;

(B) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan;

(C) the acquisition by the Corporation or any of its Subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other Persons (other than for the beneficial ownership by the Corporation or any of its Subsidiaries), including as trustees or custodians; and

(D) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation preference) or Junior Stock and, in each case, the payment of cash solely in lieu of fractional shares.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the Holders thereof on the applicable Regular Record Date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon the Series A-1 Preferred Stock and any shares of Parity Stock, all dividends declared on Series A-1 Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared and paid pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Series A-1 Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors out of funds of the Corporation lawfully available and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide a 10 Business Days’ written notice to the Holders prior to such Dividend Payment Date.

Subject to the foregoing, dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any securities of the Corporation, including Common Stock and other Junior Stock, from time to time out of any funds of the Corporation lawfully available for such payment, and Holders shall not be entitled to participate in any such dividends.

Section 4. Method of Payment of Dividends.

(a) Subject to the limitations described below, any declared dividend (or any portion of any declared dividend) on the Series A-1 Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period, including in connection with the payment of declared and unpaid dividends, may be paid by the Corporation, as determined in the Corporation’s sole discretion:

(i) in cash;

(ii) by delivery of shares of Common Stock; or

(iii) by delivery, of any combination of cash and shares of Common Stock;

provided that in the case of a Fundamental Change Conversion that is a Reorganization Event, dividends otherwise payable in shares of Common Stock may be paid by delivery of Units of Exchange Property in accordance with Section 11(e); and provided further that if the Board of Directors may not lawfully authorize payment of all or any portion of such accrued and unpaid dividends in cash, it shall authorize payment of such dividends in shares of Common Stock or Units of Exchange Property, as the case may be, if lawfully permitted to do so.

(b) Each payment of a declared dividend on the Series A-1 Preferred Stock shall be made in cash, except to the extent the Corporation timely elects to make all or any portion of such payment in shares of Common Stock. The Corporation shall give notice to Holders of any such election and the portions of such payment that will be made in cash and in shares of Common Stock no later than 10 Scheduled Trading Days prior to the Dividend Payment Date for such dividend; provided that if the Corporation does not provide timely notice of such election, the Corporation will be deemed to have elected to pay the relevant dividend in cash.

(c) If the Corporation elects to pay any dividend or portion thereof in shares of Common Stock, such shares of Common Stock shall be valued for such purpose at 97% of the Average VWAP per Common Share over the five consecutive Trading Day period beginning on and including the seventh Scheduled Trading Day prior to the applicable Dividend Payment Date (the “Average Price”).

(d) Notwithstanding the foregoing, in no event shall the number of shares of Common Stock to be delivered, in connection with any declared dividend on the Series A-1 Preferred Stock, including any dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $15.75, subject to adjustment in a manner inversely proportional to any adjustment to each Fixed Conversion Rate as set forth in Section 11 (such dollar amount, as adjusted from time to time, the “Floor Price”). To the extent that the amount of any declared dividend exceeds the product of (x) the number of shares of Common Stock delivered in connection with such declared dividend and (y) 97% of the Average Price, the Corporation shall, if it is legally able to do so, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash.

(e) To the extent that the Corporation, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, shares of Common Stock issued as payment of a dividend on the Series A-1 Preferred Stock, including dividends paid in connection with a conversion, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such shares of Common Stock have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not “affiliates” of the Corporation for purposes of the Securities Act of 1933, as amended. To the extent applicable, the Corporation shall also use its commercially reasonable efforts to have such shares of Common Stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if the shares of Common Stock are not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the shares of Common Stock are then listed).

(f) In respect of any cash paid, shares of Common Stock issued or Units of Exchange Property delivered in payment or partial payment of a dividend to a Non-U.S. Holder, the Corporation shall withhold and, in the case of such shares of Common Stock or Units of Exchange Property, the Corporation may do so by selling (or directing the Transfer Agent or any paying agent on behalf of the Corporation to withhold and sell) such amount in cash, number of shares of Common Stock or Units of Exchange Property as the Corporation deems necessary, to result in proceeds from such sale (after deduction of customary commissions, which shall be for the account of such Non-U.S. Holder) to pay all or any part of any U.S. withholding tax obligation that the Corporation has (as determined by it in its sole discretion) in respect of the payment or partial payment of such dividend of cash, shares of Common Stock or Units of Exchange Property to such Non-U.S. Holder.

Section 5. Mandatory Conversion on the Mandatory Conversion Date.

(a) Each outstanding share of Series A-1 Preferred Stock shall automatically convert on the Mandatory Conversion Date into a number of shares of Common Stock equal to the Conversion Rate, unless such share of Series A-1 Preferred Stock has been converted prior to the Mandatory Conversion Date in the manner described in Section 6 or Section 7; provided that if the Mandatory Conversion Date is not a Business Day, the Mandatory Conversion Date shall be postponed to the following Business Day; provided further, that if the Applicable Market Value is first determinable on a date later than the Mandatory Conversion Date because there are one or more Scheduled Trading Days that are not Trading Days during the 20 consecutive Scheduled Trading Day period commencing on and including the 22nd Scheduled Trading Day prior to the Mandatory Conversion Date, the Mandatory Conversion Date shall be postponed to such later date.

(b) Each of the Fixed Conversion Rates, the Initial Price, the Threshold Appreciation Price, the Floor Price, the Fundamental Change Date, and the Applicable Market Value shall be subject to adjustment in accordance with the provisions of Section 11.

(c) If prior to the Mandatory Conversion Date the Corporation has not declared all or any portion of the accumulated dividends on the Series A-1 Preferred Stock, the Conversion Rate shall be adjusted so that Holders receive an additional number of shares of Common Stock equal to the amount of accumulated dividends that have not been declared (the “Additional Conversion Amount”) divided by the greater of the Floor Price and 97% of the Average Price. To the extent that the Additional Conversion Amount exceeds the product of such number of additional shares of Common Stock and 97% of the Average Price, the Corporation shall, if the Corporation is legally able to do so, declare and pay such excess amount in cash pro rata to the Holders.

Section 6. Optional Conversion at the Option of the Holder.

(a) Holders shall have the right to convert their shares of Series A-1 Preferred Stock, in whole or in part (but in no event less than one share Series A-1 Preferred Stock) (any conversion pursuant to this Section 6, an “Optional Conversion”), at any time prior to the Mandatory Conversion Date, other than during the Fundamental Change Conversion Period, into shares of Common Stock at the Minimum Conversion Rate, subject to adjustment in accordance with Section 11.

(b) If as of any Optional Conversion Date the Corporation has not declared all or any portion of the accumulated and unpaid dividends for all full Dividend Periods ending on a Dividend Payment Date prior to such Optional Conversion Date, the Minimum Conversion Rate shall be adjusted, with respect to the relevant Optional Conversion, so that the converting Holder receives an additional number of shares of Common Stock equal to the amount of accumulated and unpaid dividends that have not been declared for such full Dividend Periods (the “Optional Conversion Additional Conversion Amount”), divided by the greater of the Floor Price and the Average VWAP per share of Common Stock over the 20 consecutive Trading Day period commencing on, and including, the 22nd Trading Day prior to the Optional Conversion Date (such average being referred to as the “Optional Conversion Average Price”). To the extent that the Optional Conversion Additional Conversion Amount exceeds the product of the number of additional shares and the Optional Conversion Average Price, the Corporation will not have any obligation to pay the shortfall in cash. Except as described in the first sentence of this Section 6(b), upon any Optional Conversion of any shares of the Series A-1 Preferred Stock, the Corporation shall make no payment or allowance for undeclared dividends on such shares of the Series A-1 Preferred Stock, unless such Optional Conversion occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holder of the converted shares as of such Record Date, in accordance with Section 3.

(c) To effect an Optional Conversion, the converting Holder shall comply with the applicable conversion procedures set forth in Section 8. The Corporation shall, in accordance with the instructions provided by the Holder thereof in the written notice of conversion provided to the Corporation pursuant to Section 8, deliver to the Holder the whole number of shares of Common Stock to which the converting Holder shall be entitled upon such Optional Conversion, together with payment of cash in lieu of any fraction of a share of Common Stock, as provided in Section 10, and any certificate or certificates, as the case may be, representing shares of Series A-1 Preferred Stock, as provided in Section 8(d)(i). Such delivery shall take place on the third Business Day succeeding the Optional Conversion Date. If applicable, the Corporation shall instruct the Transfer Agent to register the whole number of shares of Common Stock to which the converting Holder shall be entitled upon such Optional Conversion in the name or names, as the case may be, specified by such Holder in the notice of conversion.

Section 7. Fundamental Change Conversion.

(a) If a Fundamental Change occurs on or prior to the Mandatory Conversion Date, Holders, subject to adjustments in accordance with Section 11, shall have the right to:

(i) convert their Series A-1 Preferred Stock, in whole or in part (but in no event less than one Series A-1 Preferred Stock) (any such conversion pursuant to this Section 7 being a “Fundamental Change Conversion”) at any time during the period (the “Fundamental Change Conversion Period”) from and including the Effective Date of such Fundamental Change to, but excluding, the earlier of (i) the Mandatory Conversion Date and (ii) the date that is 30 calendar days after the Effective Date (any conversion pursuant to this Section 7, a “Fundamental Change Conversion”) (1) into a number of shares of Common Stock equal to the Fundamental Change Conversion Rate per share of Series A-1 Preferred Stock; or (2) if the Fundamental Change also constitutes a Reorganization Event, Units of Exchange Property in accordance with Section 11(e), based on the Fundamental Change Conversion Rate;

(ii) with respect to such converted shares, receive a Fundamental Change Dividend Make-whole Amount payable in cash or in shares of Common Stock; and

(iii) with respect to such converted shares, receive the Accumulated Dividend Amount payable in cash or in shares of Common Stock;

subject, in the case of clauses (ii) and (iii), to the Corporation’s right to deliver shares of Common Stock in lieu of all or part of such amounts as set forth in Section 7(d). Such delivery shall take place on the third Business Day following the applicable Fundamental Change Conversion Date.

Notwithstanding clauses (ii) and (iii), if such Effective Date or the relevant Fundamental Change Conversion Date falls during a Dividend Period for which the Corporation declared a dividend, the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holders as of such Record Date, in accordance with Section 3, and such dividend shall not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-whole Amount shall not include the present value of such dividend.

(b) To the extent practicable, at least 20 calendar days prior to the anticipated Effective Date of the Fundamental Change, but in any event not later than two Business Days following the Corporation’s becoming aware of the occurrence of a Fundamental Change, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Record Holders. Such notice shall contain:

(i) the date on which the Fundamental Change is anticipated to be effected;

(ii) the Fundamental Change Conversion Period;

(iii) the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change; and

(iv) whether the Corporation has elected to pay all or any portion of accrued and unpaid dividends in shares of Common Stock or Units of Exchange Property, as the case may be, and, if so, the portion thereof (as a percentage) that will be paid in shares of Common Stock or Units of Exchange Property.

(c) To effect a Fundamental Change Conversion, the converting Holder must submit its Series A-1 Preferred Stock for conversion and comply with the applicable conversion procedures set forth in Section 8 at any time during the Fundamental Change Conversion Period. Holders who do not submit Series A-1 Preferred Stock for conversion during the Fundamental Change Conversion Period will not be entitled to convert their Series A-1 Preferred Stock at the Fundamental Change Conversion Rate or to receive the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount. To the extent a Holder does not convert its shares of Series A-1 Preferred Stock pursuant to this Section 7 and a Reorganization Event has occurred, in lieu of shares of Common Stock, the Corporation shall pay or deliver, as the case may be, to such Holder on the Mandatory Conversion Date, Units of Exchange Property as determined in accordance with Section 11(e).

(d)

(i) For any shares of Series A-1 Preferred Stock that are converted during the Fundamental Change Conversion Period, in addition to the shares of Common Stock issued upon conversion at the Fundamental Change Conversion Rate, the Corporation will at its option:

(A) pay the Holder in cash, to the extent the Corporation is legally permitted to do so, the present value, computed using a discount rate of 5.250% per year, of all dividend payments on the Holder’s Series A-1 Preferred Stock for all the remaining Dividend Periods (excluding any accumulated and unpaid dividends for all Dividend Periods ending on or prior to the Dividend Payment Date preceding the Effective Date of the Fundamental Change as well as dividends accumulated to the Effective Date of the Fundamental Change) from such Effective Date to but excluding the Mandatory Conversion Date (the “Fundamental Change Dividend Make-whole Amount”);

(B) increase the number of shares of Common Stock to be issued on conversion by a number equal to (x) the Fundamental Change Dividend Make-whole Amount divided by (y) the greater of the Floor Price and 97% of the Stock Price, or

(C) pay the Fundamental Change Dividend Make-whole Amount in a combination of cash and shares of Common Stock in accordance with the provisions of clauses (A) and (B) above.

(ii) In addition, for any Series A-1 Preferred Stock that are converted during the Fundamental Change Conversion Period, to the extent that, as of the Effective Date of the Fundamental Change, the Corporation has not declared any or all of the accumulated dividends on the Series A-1 Preferred Stock as of such Effective Date (including accumulated and unpaid dividends for all dividend periods ending on or prior to the Dividend Payment Date preceding the Effective Date of the Fundamental Change as well as dividends accumulated to the Effective Date of the Fundamental Change, the “Accumulated Dividend Amount”), Holders who convert Series A-1 Preferred Stock within the Fundamental Change Conversion Period will be entitled to receive such Accumulated Dividend Amount upon conversion. The Accumulated Dividend Amount will be payable at the Corporation’s election in either:

(A) cash, to the extent the Corporation is legally permitted to do so,

(B) an additional number of shares of Common Stock equal to (x) the Accumulated Dividend Amount divided by (y) the greater of the Floor Price and 97% of the Stock Price, or

(C) a combination of cash and shares of Common Stock.

(iii) The Corporation shall pay the Fundamental Change Dividend Make-whole Amount and the Accumulated Dividend Amount in cash, except to the extent the Corporation elects on or prior to the second Business Day following the Effective Date of a Fundamental Change to make all or any portion of such payments in shares of Common Stock. If the Corporation elects to deliver shares of Common Stock in respect of all or any portion of the Fundamental Change Dividend Make-whole Amount or Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount or any portion thereof paid in shares of Common Stock exceeds the product of the number of additional shares the Corporation delivers in respect thereof and 97% of the Stock Price, the Corporation shall, if it is legally able to do so, declare and pay such excess amount in cash.

(e) Not later than the second Business Day following the Effective Date, the Corporation shall notify Holders of:

(i) the Fundamental Change Conversion Rate;

(ii) the Fundamental Change Dividend Make-whole Amount and whether the Corporation will pay such amount in cash, shares of Common Stock or a combination thereof, and specifying the combination thereof, if applicable; and

(iii) the Accumulated Dividend Amount as of the Effective Date and whether the Corporation will pay such amount in cash, shares of Common Stock or a combination thereof, and if applicable, specifying the combination thereof, if applicable.

Section 8. Conversion Procedures.

(a) On the Mandatory Conversion Date, any Fundamental Change Conversion Date or any Optional Conversion Date (each, a “Conversion Date”), dividends on any shares of Series A-1 Preferred Stock converted to Common Stock shall cease to accrue and cumulate, and on the Mandatory Conversion Date (subject to postponement as described in Section 5(a)), such converted shares of Series A-1 Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders of such shares of Series A-1 Preferred Stock to receive shares of Common Stock (or Units of Exchange Property, if applicable) into which such shares of Series A-1 Preferred Stock were converted and any accrued and unpaid dividends on such shares to which such Holders are otherwise entitled pursuant to Section 5(c), Section 6(b) or Section 7(d), as applicable.

(b) Subject to postponement as described in Section 5(a), on the Mandatory Conversion Date, pursuant to Section 5, any outstanding shares of Series A-1 Preferred Stock shall automatically convert into shares of Common Stock. The Person or Persons entitled to receive the Common Stock issuable upon any such conversion of the Series A-1 Preferred Stock shall be treated as the record holder or record holders, as the case may be, of such shares of Common Stock as of 5:00 p.m., New York City time, on the applicable Conversion Date. Except as provided under Section 11, prior to 5:00 p.m., New York City time, on such applicable Conversion Date, shares of Common Stock issuable upon conversion of any shares of Series A-1 Preferred Stock shall not be outstanding for any purpose, and Holders of shares of Series A-1 Preferred Stock shall have no rights with respect to such shares of Common Stock, including, without limitation, voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding shares of Series A-1 Preferred Stock. No allowance or adjustment, except as set forth in Section 11, shall be made in respect of dividends payable to holders of record of Common Stock as of any date prior to such applicable Conversion Date.

(c) To effect an Optional Conversion pursuant to Section 6 or a Fundamental Change Conversion pursuant to Section 7, a Holder who

(i) holds a beneficial interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds Series A-1 Preferred Stock in definitive, certificated form must:

(A) complete and manually sign the conversion notice on the back of the Series A-1 Preferred Stock certificate or a facsimile of such conversion notice;

(B) deliver the completed conversion notice and the certificated Series A-1 Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if required, pay all transfer or similar taxes or duties, if any.

(the day on which the Holder complies with such requirements, the “Optional Conversion Date” or the “Fundamental Change Conversion Date”, as the case may be); provided that, the Fundamental Change Conversion Date shall be a date no earlier than the Effective Date of the Fundamental Change and no later than 5:00 p.m., New York City time, on the last day of the Fundamental Change Conversion Period.

The issuance by the Corporation of shares of Common Stock upon an Optional Conversion shall be deemed effective immediately prior to 5:00 p.m., New York City time, on the Optional Conversion Date.

(d) With respect to any Optional Conversion or any Fundamental Change Conversion of shares of Series A-1 Preferred Stock:

(i) if there shall have been surrendered certificate or certificates, as the case may be, representing a greater number of shares of Series A-1 Preferred Stock than the number of shares of Series A-1 Preferred Stock to be converted, the Corporation shall execute and the Registrar shall countersign and deliver to such Holder or such Holder’s designee, at the expense of the Corporation, new certificate or certificates, as the case may be, representing the number of shares of Series A-1 Preferred Stock that shall not have been converted; and

(ii) if the shares of Series A-1 Preferred Stock converted are held in book-entry form through the facilities of the Depositary, promptly following the relevant Optional Conversion Date or Fundamental Change Conversion Date, as the case may be, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of Series A-1 Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the relevant Global Preferred Share.

Section 9. Reservation of Common Stock.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Common stock, solely for issuance, the full number of shares of Common Stock issuable upon payment of accrued and unpaid dividends and upon conversion of the Series A-1 Preferred Stock at the Maximum Conversion Rate then in effect.

(b) All shares of Common Stock delivered upon conversion of the Series A-1 Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, charges, security interests and other encumbrances (other than liens, claims, charges, security interests and other encumbrances created by the Holders).

(c) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A-1 Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder, if any, requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(d) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series A-1 Preferred Stock and payment of dividends thereon, if any; provided, however, that if the rules of such exchange or automated quotation system permit the

Corporation to defer the listing of such Common Stock until the first conversion of Series A-1 Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series A-1 Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 10. Fractional Shares.

(a) No fractional shares of Common Stock or any other common stock or ADRs included in the Exchange Property shall be issued to Holders, including as a result of any conversion of shares of Series A-1 Preferred Stock or as a result of any payment of dividends on the Series A-1 Preferred Stock in shares of Common Stock or Units of Exchange Property.

(b) In lieu of any fractional share of Common Stock or any other common stock or ADRs included in the Exchange Property otherwise issuable upon Mandatory Conversion, Optional Conversion or Fundamental Change Conversion (including in connection with a dividend payment), that Holder shall be entitled to receive an amount in cash (computed to the nearest cent) based on the VWAP per share of Common Stock, or, if applicable, such other common stock or ADR, on the Trading Day immediately preceding the applicable Conversion Date.

(c) If more than one share of the Series A-1 Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock, or, if applicable, other common stock or full ADRs, issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A-1 Preferred Stock so surrendered for conversion. If the Corporation pays dividends in Common Stock, other common stock or ADRs pursuant to Section 4(b) on more than one share of Series A-1 Preferred Stock held at any one time by or for the same Holder, the number of full shares of Common Stock, or, if applicable, other common stock or full ADRs, payable in connection with such dividend shall be computed on the basis of the aggregate number of shares of Series A-1 Preferred Stock so surrendered for conversion.

Section 11. Conversion Rate Adjustments to the Fixed Conversion Rates.

(a) Each Fixed Conversion Rate shall be adjusted from time to time as follows:

(i) If the Corporation issues Common Stock as a dividend or distribution to all or substantially all holders of the Common Stock, or if the Corporation effects a subdivision or combination (including, without limitation, a stock split or a reverse stock split) of the Common Stock, each Fixed Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such dividend or distribution or immediately prior to 9:00 a.m., New York City time, on the effective date for such subdivision or combination, as the case may be;

CR1 = the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on such Record Date or immediately after 9:00 a.m., New York City time, on such effective date, as the case may be;

OS0 = the number of shares of Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on such Record Date or immediately prior to 9:00 a.m., New York City time, on such effective date, as the case may be (and prior to giving effect to such event); and

OS1 = the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Any adjustment made under this Section 11(a)(i) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or distribution, or immediately after 9:00 a.m., New York City time, on the effective date for such subdivision or combination, as the case may be. If any dividend, distribution, subdivision or combination of the type described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the earlier of (a) the date the Board of Directors determines not to pay or make such dividend, distribution, subdivision or combination and (b) the date the dividend or distribution was to be paid or the date the subdivision or combination was to have been effective, to the Fixed Conversion Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

(ii) If the Corporation issues to all or substantially all holders of the Common Stock any rights (other than pursuant to any stockholder rights plan), options or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase shares of Common Stock at less than the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	OS0+ X
OS0+ Y

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such issuance;

CR1 = the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on such Record Date;

OS0 = the number of shares of Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on such Record Date;

X = the number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = the aggregate price payable to exercise such rights, options or warrants, divided by the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance.

Any increase in the Fixed Conversion Rates made pursuant to this Section 11(a)(ii) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such issuance. To the extent such rights, options or warrants are not exercised prior to their expiration or termination, each Fixed Conversion Rate shall be decreased, effective as of the date of such expiration or termination, to the Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to issue such rights, options or warrants and (b) the date such rights, options or warrants were to have been issued, to the Fixed Conversion Rate that would then be in effect if such issuance had not been announced.

For purposes of this Section 11(a)(ii), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of the Common Stock at less than the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration the Corporation receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

(iii) If the Corporation pays a dividend or other distribution to all or substantially all holders of Common Stock of shares of the Corporation’s capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation, excluding:

(1) any dividend, distribution or issuance as to which an adjustment was effected pursuant to Section 11(a)(i) or Section 11(a)(ii);

(2) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 11(a)(iv) below;

(3) Spin-Offs as to which the provisions set forth below in this Section 11(a)(iii) apply; and

(4) any dividends or distributions in connection with a Reorganization Event that is included in Exchange Property under Section 11(e),

then each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0
(SP0- FMV)

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such dividend or distribution;

CR1 = the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on such Record Date;

SP0 = the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such dividend or distribution; and

FMV = the fair market value (as determined in good faith by the Board of Directors) on the Record Date for such dividend or distribution of shares of the Corporation’s capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation, expressed as an amount per share of Common Stock.

If the Board of Directors determines the “FMV” (as defined in this Section 11(a)(iii)) of any dividend or other distribution for purposes of this Section 11(a)(iii) by referring to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such dividend or distribution.

Notwithstanding the foregoing, if “FMV” (as defined in this Section 11(a)(iii)) is equal to or greater than “SP0” (as defined in this Section 11(a)(iii)), in lieu of the foregoing increase, each Holder shall receive, in respect of each share of Series A-1 Preferred Stock, at the same time and upon the same terms as holders of Common Stock, the amount and kind of shares of the Corporation’s capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such dividend or other distribution.

Any increase made under the portion of this Section 11(a)(iii) above shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or other distribution. If such dividend or distribution is not so paid or made, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to pay the dividend or other distribution and (b) the date such dividend or distribution was to have been paid, to the Fixed Conversion Rate that would then be in effect if the dividend or other distribution had not been declared.

If the transaction that gives rise to an adjustment pursuant to this Section 11(a)(iii) is one pursuant to which the payment of a dividend or other distribution on the Common Stock consists of shares of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Corporation (a “Spin-Off’) that are, or, when issued, will be, traded on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent, then each Fixed Conversion Rate shall instead be increased based on the following formula:

CR1 = CR0 ×	(FMV0 + MP0)
MP0

where,

CR0 = the Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Ex-Dividend Date for such dividend or distribution;

CR1 = the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Ex-Dividend Date for such dividend or distribution;

FMV0 = the Average VWAP per share of such capital stock or similar equity interests distributed to holders of the Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Ex-Dividend Date for such dividend or distribution; and

MP0 = the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Ex-Dividend Date for such dividend or distribution.

The adjustment to each Fixed Conversion Rate under the immediately preceding paragraph shall occur at 5:00 p.m., New York City time, on the 10th consecutive Trading Day immediately following, and including, the Ex-Dividend Date for such dividend or distribution, but will be given effect as of 9:00 a.m., New York City time, on the date immediately following the Record Date for such dividend or distribution. The Corporation shall delay the settlement of any conversion of shares of the Series A-1 Preferred Stock if the Conversion Date occurs after the Record Date for such dividend or distribution and prior to the end of such 10 consecutive Trading Day period. In such event, the Corporation shall deliver the shares of Common Stock issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates as described above) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.

For purposes of this Section 11(a)(iii) (and subject in all respects to Section 11(a)(i) and Section 11(a)(ii)):

(A) rights, options or warrants distributed by the Corporation to all or substantially all holders of the Common Stock entitling them to subscribe for or purchase shares of the Corporation’s capital stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i) are deemed to be transferred with such shares of the Common Stock;

(ii) are not exercisable; and

(iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 11(a)(iii) (and no adjustment to the Fixed Conversion Rates under this Section 11(a)(iii) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this Section 11(a)(iii).

(B) If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).

(C) In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding clause (B)) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (iii) was made:

(1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution pursuant to Section 11(a)(iv), equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

(2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 11(a)(i), Section 11(a)(ii) and this Section 11(a)(iii), if any dividend or distribution to which this Section 11(a)(iii) is applicable includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 11(a)(i)is applicable (the “Clause A Distribution”); or

(B) an issuance of rights, options or warrants to which Section 11(a)(ii) is applicable (the “Clause B Distribution”),

then:

(1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 11(a)(iii) is applicable (the “Clause C Distribution”) and any Fixed Conversion Rate adjustment required by this Section 11(a)(iii) with respect to such Clause C Distribution shall then be made; and

(2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Fixed Conversion Rate adjustment required by Section 11(a)(i) and Section 11(a)(ii) with respect thereto shall then be made, except that, if determined by the Corporation (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to 5:00 p.m., New York City time, on such Record Date or immediately prior to 9:00 a.m., New York City time, on such effective date” within the meaning of Section 11(a)(i) or “outstanding immediately prior to 5:00 p.m., New York City time, on such Record Date” within the meaning of Section 11(a)(ii).

(iv) If the Corporation pays a distribution consisting exclusively of cash to all or substantially all holders of the Common Stock, each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0
	(SP0- C)	where,

CR0 = the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such distribution;

CR1 = the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Record Date for such distribution;

SP0 = the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such distribution; and

C = an amount of cash per share of Common Stock that the Corporation distributes to holders of the Common Stock.

Notwithstanding the foregoing, if “C” (as defined in this Section 11(a)(iv)) is equal to or greater than “SP0” (as defined in this Section 11(a)(iv)), in lieu of the foregoing increase, each Holder shall receive, in respect of each share of Series A-1 Preferred Stock, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such distribution.

Any adjustment to the Fixed Conversion Rates pursuant to this Section 11(a)(iv) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such distribution. If such distribution is not so paid, the Fixed Conversion Rates shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to pay such dividend and (b) the date such dividend was to have been paid, to the Fixed Conversion Rates that would then be in effect if such distribution had not been declared.

(v) If the Corporation or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer (except as provided in Section 11(c)(iii)) and the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	(FMV + (SP1 x OS1))
(SP1 x OS0)

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1 = the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

FMV = the fair market value (as determined in good faith by the Board of Directors) as of the Expiration Date of the aggregate value of all cash and any other consideration paid or payable for shares of the Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”);

OS1 = the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), less any Purchased Shares;

OS0 = the number of shares of Common Stock outstanding at the Expiration Time, including any Purchased Shares; and

SP1 = the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to each Fixed Conversion Rate under this Section 11(a)(v) shall occur at 5:00 p.m., New York City time, on the tenth consecutive Trading Day immediately following, and including, the Trading Day immediately following the Expiration Date, but will be given effect as of 9:00 a.m., New York City time, on the Expiration Date. The Corporation shall delay the settlement of any conversion of Series A-1 Preferred Stock if the Conversion Date occurs during such 10 consecutive Trading Day period. In such event, the Corporation shall deliver the shares of Common Stock issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.

(vi) If the Corporation has in effect a stockholder rights plan while any shares of Series A-1 Preferred Stock remain outstanding, Holders shall receive, upon a conversion of Series A-1 Preferred Stock, in addition to Common Stock, rights under the Corporation’s stockholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in the stockholder rights plan have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that Holders would not be entitled to receive any rights in respect of the Common Stock, if any, that the Corporation is required to deliver upon conversion of Series A-1 Preferred Stock, each Fixed Conversion Rate shall be adjusted at the time of separation as if the Corporation had distributed to all holders of the Common Stock, capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation pursuant to Section 11(a)(iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. A distribution of rights pursuant to a stockholder rights plan will not trigger an adjustment to the Fixed Conversion Rates pursuant to Section 11(a)(ii) or Section 11(a)(iii) above.

(b) Adjustment for Tax Reasons. The Corporation may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 11, if the Board of Directors deems it advisable in order to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of the Corporation’s shares (or issuance of rights or warrants to acquire shares) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate. If any adjustment to the Fixed Conversion Rate is treated as a distribution to any Non-U.S. Holder which is subject to withholding tax, the Corporation (or Transfer Agent or any paying agent on behalf of the Corporation) may set off any withholding tax that is required to be collected with respect to such deemed distribution against cash payments and other distributions otherwise deliverable to such Non-U.S. Holder.

(c) Calculation of Adjustments; Adjustments to Threshold Appreciation Price, Initial Price, Applicable Market Value and Five-Day Average VWAP.

(i) All required calculations will be made to the nearest cent or 1/10,000th of a share.

If an adjustment is made to the Fixed Conversion Rates pursuant to this Section 11, an inversely proportional adjustment shall also be made (x) to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of clauses (i), (ii) and (iii) of the definition of Conversion Rate shall apply on the Mandatory Conversion Date (subject to postponement as described in Section 5(a)), and (y) to the Floor Price. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial Price by a fraction, the numerator of which shall be either Fixed Conversion Rate immediately after such adjustment pursuant to clause (i), (ii), (iii), (iv) or (v) of Section 11(a) or Section 11(b) and the denominator of which shall be such Fixed Conversion Rate immediately before such adjustment. The Corporation shall make appropriate adjustments to the VWAP per share of Common Stock used to calculate the Applicable Market Value or the Five-Day Average VWAP, as the case may be, to account for any adjustments to the Fixed Conversion Rates that became effective during the period in which the Applicable Market Value or the Five-Day Average VWAP, as the case may be, is being calculated.

(ii) Notwithstanding Section 11(a), no adjustment to the Fixed Conversion Rates shall be made if Holders participate in the transaction that would otherwise require an adjustment (other than in the case of a share split or share combination), at the same time, upon the same terms and otherwise on the same basis as holders of the Common Stock and solely as a result of holding shares of Series A-1 Preferred Stock, as if such Holders held a number of shares of Common Stock equal to the Maximum Conversion Rate as of the Record Date for such transaction, multiplied by the number of shares of Series A-1 Preferred Stock held by such Holders.

(iii) The Fixed Conversion Rates shall not be adjusted except as provided herein. Without limiting the foregoing, the Fixed Conversion Rates shall not be adjusted for:

(A) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in the Common Stock under any plan;

(B) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Corporation or any Subsidiaries of the Corporation;

(C) the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

(D) a change solely in the par value of the Common Stock;

(E) stock repurchases that are not tender offers, including structured or derivative transactions;

(F) as a result of a tender offer solely to holders of fewer than 100 shares of Common Stock;

(G) a third-party tender or exchange offer; or

(H) the payment of dividends on the Series A-1 Preferred Stock, whether in cash or in shares of Common Stock.

(iv) The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board of Directors, shall be final and conclusive unless clearly inconsistent with the intent hereof.

(d) Notice of Adjustment. Whenever a Fixed Conversion Rate or the Fundamental Change Conversion Rate, as applicable, is to be adjusted, the Corporation shall: (i) compute such adjusted Fixed Conversion Rate or the Fundamental Change Conversion Rate, as applicable, and prepare and transmit to the Transfer Agent an Officers’ Certificate setting forth such adjusted Fixed Conversion Rate or the Fundamental Change Conversion Rate, as applicable, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the determination of a revised Fixed Conversion Rate or Fundamental Change Conversion Rate, as applicable, provide, or cause to be provided, a written notice to Holders of the occurrence of such event and (iii) as soon as practicable following the determination of a revised Fixed Conversion Rate or Fundamental Change Conversion Rate, as applicable, provide, or cause to be provided, to Holders a statement setting forth in reasonable detail the method by which the adjustment to such Fixed Conversion Rate or the Fundamental Change Conversion Rate, as applicable, was determined and setting forth such revised Fixed Conversion Rate or Fundamental Change Conversion Rate, as applicable.

(e) Recapitalizations, Reclassifications and Changes of the Common Stock. In the event of:

(A) any recapitalization, reclassification or change of the Common Stock (other than changes only in par value or resulting from a subdivision or combination);

(B) any consolidation or merger of the Corporation with or into another Person or any statutory exchange or binding share exchange; or

(C) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation and its Subsidiaries;

in each case as a result of which the shares of Common Stock are exchanged for, or converted into, other securities, property or assets (including cash or any combination thereof) (any such event, a “Reorganization Event”), then, at the effective time of such Reorganization Event, each share of Series A-1 Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the kind and amount of such other securities, property or assets (including cash or any combination thereof) that holders of the Common Stock received in such Reorganization Event (the “Exchange Property”), and, at the effective time of such Reorganization Event, the Corporation shall amend its Certificate of Incorporation to provide for such change in the convertibility of the Series A-1 Preferred Stock; provided that if the kind and amount of Exchange Property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such

Reorganization Event by a Person, then the Exchange Property receivable upon such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make an election with respect to the kind and amount of Exchange Property so receivable (or of all such holders if none makes an election). The Conversion Rate then in effect shall be applied on the applicable Conversion Date to the amount of such Exchange Property received per share of Common Stock in the Reorganization Event (a “Unit of Exchange Property”), as determined in accordance with this Section 11(e). For the purpose of determining which clause of the definition of Conversion Rate shall apply on the Mandatory Conversion Date (subject to postponement as described in Section 5(a)) and for the purpose of calculating the Conversion Rate if clause (ii) of the definition thereof is applicable, the value of a Unit of Exchange Property shall be determined in good faith by the Board of Directors, except that if a Unit of Exchange Property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the Applicable Market Value determined with regard to a share of such common stock or a single ADR, as the case may be (or for the purpose of determining the Stock Price on a Fundamental Change Conversion Date, the value of such common stock or ADRs shall be the Five-Day Average VWAP determined with regard to a share of such common stock or a single ADR, as the case may be). For the purpose of paying accrued and unpaid dividends in Units of Exchange Property in accordance with Section 4, the value of a Unit of Exchange Property shall equal 97% of the value determined pursuant to the immediately preceding sentence.

The above provisions of this Section 11(e) shall similarly apply to successive Reorganization Events and the provisions of Section 11(a)-(d) shall apply to any shares of capital stock of the Corporation (or of any successor) received by the holders of Common Stock in any such Reorganization Event.

The amendment to the Certificate of Incorporation providing that the Series A-1 Preferred Stock shall be convertible into Exchange Property shall also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under this Section 11. The Corporation shall not become a party to any Reorganization event unless the terms of such transaction are consistent with this Section 11(e).

The Corporation (or any successor) shall, as soon as reasonably practicable (but in any event within five Business Days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such Reorganization Event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11(e).

(f) For purposes of this Section 11, the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 12. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive for each share of Series A-1 Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any payment or distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other Junior Stock of the Corporation, payment in full in an amount equal to the sum of (x) the Initial Liquidation Preference and (y) an amount equal to any accrued and unpaid dividends on each share of Series A-1 Preferred Stock, whether or not declared, to (but not including) the date fixed for liquidation, dissolution or winding up (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 12(a) the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series A-1 Preferred Stock and any Parity Stock as to such distribution, Holders and the holders of such Parity Stock shall share ratably in any such distribution in proportion to the full accrued and unpaid respective distributions to which they are entitled.

(c) Residual Distributions. After payment of the full amount of the Liquidation Preference, including an amount equal to any accrued and unpaid dividends, to which they are entitled, Holders will have no right or claim to any of the remaining assets of the Corporation (or proceeds thereof).

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 12, the merger or consolidation of the Corporation with or into any other corporation or other entity, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 13. No Sinking Fund. The Series A-1 Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.

Section 14. Status of Converted or Repurchased Shares. Shares of Series A-1 Preferred Stock that are duly converted in accordance herewith or repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock, undesignated as to series and available for future issuance; provided that any such cancelled shares of Series A-1 Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series A-1 Preferred Stock.

Section 15. Voting Rights.

(a) General. Holders shall not have any voting rights in respect of their shares of Series A-1 Preferred Stock except as set forth below or as otherwise from time to time required by law or the Certificate of Incorporation. Except as provided herein with respect to voting rights allocated pro rata with other classes or series of Parity Stock based on the liquidation preference of each such class or series, Holders will be entitled to one vote for each such share on any matter on which Holders are entitled to vote, including any action by written consent.

(b) Preferred Directors. Whenever, at any time or times, dividends payable on the shares of Series A-1 Preferred Stock have not been paid for an aggregate of six or more Dividend Periods, whether or not consecutive (an “Event of Non-payment”), the Holders will have the right, with holders of shares of any one or more other classes or series of outstanding Parity Stock upon which like voting rights have been conferred and are exercisable at the time, voting together as a class (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to elect two directors (together, the “Preferred Directors” and each, a “Preferred Director”) at the next annual meeting or special meeting of the Corporation’s stockholders and at each subsequent annual meeting or special meeting of the Corporation’s stockholders until all accrued and unpaid dividends have been paid in full or fully set aside for payment on Series A-1 Preferred Stock, at which time such right will terminate, except as otherwise provided herein or expressly provided by law, subject to reverting in the event of each and every Event of Non-payment; provided that it will be a qualification for election for any Preferred Director that the election of such Preferred Director will not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which the Corporation’s securities may then be listed or traded that listed or traded companies, including that the Corporation have a majority of independent directors.

Upon any termination of the right set forth in the immediately preceding paragraph, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected as described above.

Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only at a meeting of the Corporation’s stockholders at which this is a permitted action by the affirmative vote of the Holders of a majority in voting power of the shares of Series A-1 Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Parity Stock upon which like voting rights have been conferred and are exercisable at the time (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the extent the voting rights of such Holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as described above, the remaining Preferred Director may choose a successor who will hold office for the unexpired term in respect of which such vacancy occurred.

At any time after the right of Holders to elect Preferred Directors has become vested and is continuing but a meeting of the Corporation’s stockholders to elect such Preferred Directors has not yet been held, or if a vacancy shall exist in the office of any such Preferred Director that has not been filled by the remaining Preferred Director, the Board of Directors may, but shall not be required to, call a special meeting of Holders and the holders of any one or more classes or series of outstanding Parity Stock upon which like voting rights have been conferred and are exercisable at the time, for the purpose of electing the Preferred Directors that such Holders and holders are entitled to elect; provided that in the event the Board of Directors does not call such special meeting, such election will be held at the next annual meeting. At any such meeting held for the purpose of electing such Preferred Director or Preferred Directors, as the case may be, (whether at an annual meeting or special meeting), the presence in person or by proxy of the Holders and holders of shares representing at least a majority of the voting power of the Series A-1 Preferred Stock and any Parity Stock having similar voting rights shall be required to constitute a quorum of the Series A-1 Preferred Stock and any Parity Stock having similar voting rights. The affirmative vote of Holders and the holders of any Parity Stock having similar voting rights constituting a majority of the voting power of such shares present at such meeting, in person or by proxy, shall be sufficient to elect any such Preferred Director.

(c) Voting Rights as to Particular Matters. So long as any shares of Series A-1 Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the affirmative vote or consent of the Holders of at least two-thirds in voting power of the shares of Series A-1 Preferred Stock at the time outstanding and all other Parity Stock having similar voting rights that are exercisable at the time, voting together as a single class (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), given in person or by proxy, either by vote at any meeting called for such purpose, or by written consent in lieu of such meeting, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Series A-1 Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation (“Senior Stock”);

(ii) Amendment of Series A-1 Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation (including, unless no vote on such merger or consolidation is required by Section 15(c)(iii), any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Series A-1 Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange, a reclassification involving the Series A-1 Preferred Stock, or a merger or consolidation of the Corporation with or into another corporation or other entity, unless in each case (x) the Series A-1 Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) the Series A-1 Preferred Stock remaining outstanding or such new preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Series A-1 Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 15(c), the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to pre-emptive or similar rights or otherwise, of any series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock (including the Series A-1 Preferred Stock), ranking equally with and/or junior to Series A-1 Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation shall not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the Holders.

(d) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the By-laws, applicable law and the rules of any national securities exchange or other trading facility on which the Series A-1 Preferred Stock is listed or traded at the time.

Section 16. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Record Holder of any share of Series A-1 Preferred Stock as the absolute, true and lawful owner thereof for all purposes, including, without limitation, for purposes of making payment and settling conversions, to the fullest extent permitted by law and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

Section 17. Notices. All notices or communications in respect of Series A-1 Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in the Certificate of Incorporation, the By-laws or by applicable law. Notwithstanding the foregoing, if shares of Series A-1 Preferred Stock are issued in book-entry form through DTC or any similar facility, such notices may be given to the Holders in any manner permitted by such facility.

Section 18. No Pre-emptive Rights; No Redemption Right. No share of Series A-1 Preferred Stock or share of Common Stock issued upon conversion of the Series A-1 Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted. The Series A-1 Preferred Stock are not redeemable.

Section 19. Replacement Stock Certificates.

(a) If physical certificates are issued, and any of the Series A-1 Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder thereof, issue, in exchange and in substitution for and upon cancellation of the mutilated Series A-1 Preferred Stock certificate, or in lieu of and substitution for the lost, stolen or destroyed Series A-1 Preferred Stock certificate, a new Series A-1 Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A-1 Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A-1 Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

(b) The Corporation is not required to issue any certificate representing the Series A-1 Preferred Stock on or after the Mandatory Conversion Date (subject to postponement as described in Section 5(a)). In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date (subject to postponement as described in Section 5(a)), the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock issuable, along with any other consideration payable or deliverable, pursuant to the terms of the Series A-1 Preferred Stock formerly evidenced by the certificate.

Section 20. Transfer Agent, Registrar, Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar, conversion and dividend disbursing agent for the Series A-1 Preferred Stock shall be Computershare Trust Company N.A. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 21. Form.

(a) The Series A-1 Preferred Stock shall be issued in the form of one or more permanent global shares of Series A-1 Preferred Stock in definitive, fully registered form eligible for book-entry settlement with the global legend (the “Global Shares Legend”) as set forth on the form of Series A-1 Preferred Stock certificate attached hereto as Schedule G (each, a “Global Preferred Share”), which is hereby incorporated in and expressly made part of this Certificate of Incorporation. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Shares shall be deposited on behalf of the Holders represented thereby with the Registrar, at its New York office as custodian for DTC (the “Depositary”), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.

This Section 21(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section 21(a), countersign and deliver any Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Incorporation with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the

Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. The Holder of the Global Preferred Shares may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Global Preferred Shares or the Certificate of Incorporation.

Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Series A-1 Preferred Stock, unless (x) the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Corporation does not appoint a qualified replacement for the Depositary within 90 days or (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Corporation does not appoint a qualified replacement for the Depositary within 90 days. In any such case, the Global Preferred Shares shall be exchanged in whole for definitive stock certificates that are not issued in global form, with the same terms and of an equal aggregate Liquidation Preference, and such definitive stock certificates shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

(b) Signature. Two Officers permitted by applicable law shall sign each Global Preferred Share for the Corporation, in accordance with the Corporation’s Bylaws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Registrar countersigned such Global Preferred Share, such Global Preferred Share shall be valid nevertheless. A Global Preferred Share shall not be valid until an authorized signatory of the Registrar manually countersigns such Global Preferred Share. Each Global Preferred Share shall be dated the date of its countersignature. The foregoing paragraph shall likewise apply to any certificate representing shares of Series A-1 Preferred Stock.

Section 22. Stock Transfer and Stamp Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A-1 Preferred Stock or shares of Common Stock or other securities issued on account of Series A-1 Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A-1 Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A-1 Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

Section 23. Listing. The Corporation hereby covenants and agrees that, if its listing application for the Series A-1 Preferred Stock is approved, upon such listing, the Corporation shall use its reasonable best efforts to keep the Series A-1 Preferred Stock listed on the New York Stock Exchange.

If the Global Preferred Share or Global Preferred Shares, as the case maybe, or the Series A-1 Preferred Stock represented thereby shall be listed on the New York Stock Exchange or any other stock exchange, the Depositary may, with the written approval of the Corporation, appoint a registrar (acceptable to the Corporation) for registration of such Global Preferred Share or Global Preferred Shares, as the case may be, or the Series A-1 Preferred Stock represented thereby in accordance with the requirements of such exchange. Such registrar (which may be the Registrar if so permitted by the requirements of such exchange) may be removed and a substitute registrar appointed by the Registrar upon the request or with the written approval of the Corporation. If the Global Preferred Share or Global Preferred Shares, as the case may be or the Series A-1 Preferred Stock represented thereby are listed on one or more other stock exchanges, the Registrar will, at the request and expense of the Corporation, arrange such facilities for the delivery, transfer, surrender and exchange of such Global Preferred Share or Global Preferred Shares, as the case may be, or the Series A-1 Preferred Stock represented thereby as may be required by law or applicable stock exchange regulations.

Section 24. Ranking. Notwithstanding anything in this Certificate of Incorporation to the contrary, the Series A-1 Preferred Stock will, with respect to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation rank (i) senior to any Junior Stock, (ii) on parity with any Parity Stock and (iii) junior to any Senior Stock and the Corporation’s existing and future indebtedness (including trade payables).

Section 25. Other Rights. The shares of Series A-1 Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

Schedule G

[FORM OF FACE OF 5.250% MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES A-1]

[INCLUDE FOR GLOBAL PREFERRED SHARES]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number [ ]	[Initial] Number of Shares of Series A-1	Preferred Stock [ ]
CUSIP [ ]
ISIN [ ]

ENVISION HEALTHCARE CORPORATION

5.250% Mandatory Convertible Preferred Stock, Series A-1

(par value $0.01 per share)

(initial liquidation preference $100 per share)

ENVISION HEALTHCARE CORPORATION, a Delaware corporation (the “Corporation”), hereby certifies that [                    ] / Cede & Co. (the “Holder”), is the registered owner of [0] / [the number shown on Schedule I hereto of] fully paid and non-assessable shares of the Corporation’s designated 5.250% Mandatory Convertible Preferred Stock, Series A-1, par value $0.01 per share, initial liquidation preference of $100 per share (the “Series A-1 Preferred Stock”). The shares of Series A-1 Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A-1 Preferred Stock represented hereby are, and shall in all respects be subject to the provisions of the Second Amended and Restated Certificate of Incorporation dated December 1, 2016, as amended from time to time (the “Certificate of Incorporation”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Incorporation. The Corporation will provide a copy of the Certificate of Incorporation to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series A-1 Preferred Stock set forth on the reverse hereof, and to the Certificate of Incorporation, which select provisions and the Certificate of Incorporation shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Incorporation and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned this share certificate representing the shares of Series A-1 Preferred Stock, such shares of Series A-1 Preferred Stock shall not be entitled to any benefit under the Certificate of Incorporation or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by an Officer of the Corporation this [    ]th day of [●] [2016].

ENVISION HEALTHCARE CORPORATION

By:
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE

These are shares of Series A-1 Preferred Stock referred to in the within-mentioned Certificate of Incorporation.

Dated: [                    ]

COMPUTERSHARE TRUST COMPANY N.A., as Registrar

By:
Name:
Title:

[FORM OF REVERSE OF CERTIFICATE FOR SERIES A-1 PREFERRED STOCK]

Cumulative dividends on each share of Series A-1 Preferred Stock shall be payable subject to the terms and conditions of, in the manner and at the applicable rate provided in the Certificate of Incorporation.

The shares of Series A-1 Preferred Stock shall be convertible into shares of common stock, par value $0.01 per share, of the Corporation or Units of Exchange Property, as the case may be, in the manner and in accordance with the terms set forth in the Certificate of Incorporation.

The Corporation shall furnish without charge to each holder who so requests a summary of the authority of the board of directors to determine variations for future series within a class of stock and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

NOTICE OF CONVERSION

(To be Executed by the Holder in order to Convert the

Mandatory Convertible Preferred Stock, Series A-1)

The undersigned hereby irrevocably elects to convert (the “Conversion”) [    ] 5.250% Mandatory Convertible Preferred Stock, Series A-1 (the “Series A-1 Preferred Stock”), of Envision Healthcare Corporation (the “Corporation”), represented by stock certificate No(s). [    ] (the “Series A-1 Preferred Stock Certificate(s)”), into shares of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) according to the conditions of the Second Amended and Restated Certificate of Incorporation establishing the terms of the Series A-1 Preferred Stock (the “Certificate of Incorporation”), as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Series A-1 Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Incorporation.

Date of Conversion:

Applicable Conversion Rate:

Number of Series A-1 Preferred Stock to be Converted:

Shares of Common Stock to be Issued: *

Signature:

Name:

Address:**

Fax No.:

*	The Corporation is not required to issue shares of Common Stock until the original Series A-1 Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion and Dividend Disbursing Agent.
**	Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A-1 Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification, if any)

(Insert address and zip code of assignee)

(Insert assignee’s social security or taxpayer identification, if any)

and irrevocably appoints:

as agent to transfer the shares of Series A-1 Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Schedule Il

Envision Healthcare Corporation

Global Preferred Share

5.250% Mandatory Convertible Preferred Stock, Series A-1

Certificate Number: [    ]

The number of shares of Series A-1 Preferred Stock initially represented by this Global Preferred Share shall be                     . Thereafter the Transfer Agent and Registrar shall note changes in the number of shares of Series A-1 Preferred Stock evidenced by this Global Preferred Share in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Share	Amount of Increase in Number of Shares Represented by this Global Preferred Share	Number of Shares Represented by this Global Preferred Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

[1]	Attach Schedule I only to Global Preferred Shares.